 Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151868 on Form S-3 of our report dated February 28, 2011, relating to the consolidated financial statements and financial statement schedule of Northern States Power Company, a Wisconsin corporation, and subsidiaries appearing in this Annual Report on Form 10-K of Northern States Power Company, a Wisconsin corporation, for the year ended December 31, 2010.

/S/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 28, 2011